Exhibit (c)(4)

DRAFT

FOR INTERNAL USE ONLY

CONFIDENTIAL

Project Castle

Preliminary Discussion of Strategic Alternatives

August 29, 2003

DRAFT FOR INTERNAL USE ONLY

TABLE OF CONTENTS

1.	OVERVIEW OF STRATEGIC ALTERNATIVES

2.	STANDALONE ANALYSIS

3.	STRATEGIC COMBINATION ANALYSIS

4.	LEVERAGED BUYOUT ANALYSIS

APPENDIX

A. MANAGEMENT’S PROJECTION MODEL

All Analysis is Highly Preliminary and Subject to Change

Nothing contained herein should be construed as a direct or indirect offer of favorable research, a specific rating or a specific price target in exchange for investment banking business.

DRAFT FOR INTERNAL USE ONLY

OVERVIEW OF STRATEGIC ALTERNATIVES

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DRAFT FOR INTERNAL USE ONLY OVERVIEW OF STRATEGIC ALTERNATIVES

OVERVIEW OF STRATEGIC ALTERNATIVES

Standalone	•	Castle remains an independent, publicly traded company executing its existing strategy as reflected in the Management Projections. Its strategy may include acquisitions, which have not been explicitly incorporated into this analysis because of their speculative nature.

Strategic Combination	•	Castle is acquired in a merger with a strategically motivated buyer. For purposes of this analysis, we have examined transactions with Aspect Communications (Ticker: ASPT), NICE-Systems Ltd. (Ticker: NICE) and Avaya (Ticker: AV) assuming 100% stock, 50%/50% cash/stock and 100% cash consideration mixes.

Leveraged Buyout	•	This alternative posits an independent, privately-owned Castle effected by a financial sponsor (private equity investor) in concert with management acquiring 100% of the common stock of the Company and financing the purchase with a combination of the Company’s cash, financial sponsor cash, management investment and debt.

•	We have analyzed selected publicly traded comparable companies and selected comparable mergers and acquisitions to assess values in various alternatives. We examine the discounted cash flow and terminal values generated using the Management Projections. Terminal exit multiples of 6 to 8 times EBITDA, and discount rates of 15%, 17.5% and 20% have been used based on market data and a weighted average cost of capital (WACC) analysis.

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DRAFT FOR INTERNAL USE ONLY

STANDALONE ANALYSIS

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DRAFT FOR INTERNAL USE ONLY STANDALONE ANALYSIS

COMPARABLE COMPANY ANALYSIS

Comparable Company Trading Statistics

(US$ in millions, except per share data)

Company (Quarter as of)	Price 08/28/03	Ticker	FD Shares	Enterprise Value(a)	Net Cash	Market Value(a)	Enterprise Value as a Multiple of
							Revenues						EBITDA						P/ E
							LTM		CY03E(b)		CY04E(b)		LTM		CY03E(b)		CY04E(b)		LTM		CY03E(b)		CY04E(b)
Aspect Communications (06/03) (c)	$8.14	ASPT	75.5	$559	$56	$615	1.5	x	1.6	x	1.6	x	8.8	x	7.7	x	7.7	x	24.8	x	23.3	x	22.0	x
NICE (06/03) (d)	14.67	NICE	16.4	154	87	241	0.8		0.7		0.6		8.3		4.2		3.3		NM		17.5		13.6
Witness Systems (06/03) (e)	4.82	WITS	22.5	68	40	108	0.5		0.6		0.6		NM		NM		8.6		NM		NM		37.1
Interactive Intelligence (06/03) (d)	2.96	ININ	16.0	32	15	47	0.6		0.6		0.6		27.2	(f)	11.8		9.6		NM		NM		NM
Primus Knowledge Solutions (06/03)	1.35	PKSI	22.3	20	11	30	1.0		NA		NA		NM		NA		NA		NM		NA		NA
Apropos Technology (06/03) (d)	3.01	APRS	17.6	14	39	53	0.7		0.7		NA		NM		NM		NA		NM		NM		NA

Median							0.7	x	0.7	x	0.6	x	8.5	x	7.7	x	8.1	x	24.8	x	20.4	x	22.0	x

Castle (06/03) @ ($11.50)	$11.50			$111	$27	$138	1.1	x	1.0	x	1.0	x	13.5	x	10.9	x	9.1	x	36.1	x	26.9	x	20.4	x

Comparable Company Operating Statistics

(US$ in millions, except per share data)

Company	Revenues			EBITDA			LQ Margins		Revenue Growth
	LTM	CY03E(b)	CY04E(b)	LTM	CY03E(b)	CY04E(b)	Gross	Oper.	’02A/’03E(b)	’03E/’04E(b)
Aspect Communications	$367	$355	$358	$63	$73	$73	58%	15%	(10)%	1%
NICE (d)	198	236	276	19	37	47	51%	4%	45%	17%
Witness Systems (e)	135	116	112	(12)	(7)	8	68%	(3)%	(18)%	(4)%
Interactive Intelligence (d)	50	51	53	1	3	3	70%	(10)%	7%	4%
Primus Knowledge Solutions	20	NA	NA	(4)	NA	NA	65%	(72)%	NA	NA
Apropos Technology (d)	20	19	NA	(9)	(3)	NA	72%	(32)%	(8)%	NA

Median							66%	(7)%	(8)%	3%

Castle	$103	$108	$116	$8	$10	$12	61%	4%	8%	8%

(a)	Enterprise value equal to market cap. plus net debt; As of August 28, 2003.
(b)	Estimates from SG Cowen where available, otherwise FirstCall or Wall Street research.
(c)	Aspect Communications market cap assumes conversion of convertible preferred equity.
(d)	Projected EBITDA based on wall street research estimated operating income plus depreciation and amortization calculated based on LTM percent of revenue.
(e)	Witness Systems historical results shown proforma for the Erytel acquisition.
(f)	Excluded from median calculation.

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DRAFT FOR INTERNAL USE ONLY STANDALONE ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS—SENSITIVITY(a)

Present Value of Enterprise

(US$ in millions)

Discount Rate	Terminal EBITDA Multiple
	6.0x	7.0x	8.0x
15.0%	$111.8	$124.7	$137.6
17.5%	101.3	112.8	124.3
20.0%	92.0	102.3	112.6

Present Value of Equity

(US$ in millions)

Discount Rate	Terminal EBITDA Multiple
	6.0x	7.0x	8.0x
15.0%	$138.6	$151.5	$164.3
17.5%	128.0	139.5	151.1
20.0%	118.7	129.1	139.4

Implied Perpetual Growth Rate

Discount Rate	Terminal EBITDA Multiple
	6.0x	7.0x	8.0x
15.0%	4.7%	6.2%	7.3%
17.5%	7.2%	8.7%	9.8%
20.0%	9.7%	11.2%	12.3%

Present Value of Equity Per Share

(US$ in millions)

Discount Rate	Terminal EBITDA Multiple
	6.0x	7.0x	8.0x
15.0%	$12.05	$13.17	$14.29
17.5%	11.14	12.14	13.14
20.0%	10.33	11.22	12.12

(a)	Discount rates are based on a range of rates around the weighted average cost of capital (WACC) of a set of comparable companies.

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DRAFT FOR INTERNAL USE ONLY STANDALONE ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS

Preliminary Discounted Cash Flow Analysis(a)(b)

(US$ in millions, except per share data)

Fiscal Years ending December 31,	Historical		Projected						CAGR (2003-2008)
	2001	2002	2003	2004	2005	2006	2007	2008
Net Sales	$94.9	$99.5	$107.8	$116.0	$124.5	$133.7	$143.7	$154.5	7.5%
EBITDA	2.5	6.8	10.2	12.2	16.3	18.3	22.5	26.8	21.4%
EBIT	(1.4)	2.3	6.0	8.4	13.0	15.3	19.5	23.8	31.7%
Less: Taxes	0.1	0.4	1.2	1.9	4.2	6.0	7.6	9.3
EBIAT(c)	(1.0)	2.0	4.8	6.6	8.8	9.3	11.9	14.5

Plus: Depreciation and Amortization			4.1	3.8	3.3	3.0	3.0	3.0
Less: Capital Expenditures			(3.2)	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)
Less: Increase in Working Capital			(1.3)	0.4	0.2	0.4	0.5	0.5

Unlevered Free Cash Flow(d)			1.1	7.7	9.3	9.7	12.3	15.0

Discount Rate (e) Assumed Terminal EBITDA Multiple	15.0%			17.5%			20.0%
	6.0x	7.0x	8.0x	6.0x	7.0x	8.0x	6.0x	7.0x	8.0x
Terminal Year EBITDA	$26.8	$26.8	$26.8	$26.8	$26.8	$26.8	$26.8	$26.8	$26.8
Terminal Value	161.1	187.9	214.8	161.1	187.9	214.8	161.1	187.9	214.8
PV of Terminal Value	77.3	90.2	103.1	69.1	80.6	92.1	61.9	72.2	82.5
PV of Free Cash Flows	34.5	34.5	34.5	32.2	32.2	32.2	30.1	30.1	30.1

Implied Enterprise Value	$111.8	$124.7	$137.6	$101.3	$112.8	$124.3	$92.0	$102.3	$112.6

Less: Total Debt(f)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)
Plus: Cash & Equivalents(f)	27.2	27.2	27.2	27.2	27.2	27.2	27.2	27.2	27.2

Implied Equity Value	$138.6	$151.5	$164.3	$128.0	$139.5	$151.1	$118.7	$129.1	$139.4

Equity Value per Diluted Share	$12.05	$13.17	$14.29	$11.14	$12.14	$13.14	$10.33	$11.22	$12.12

(a) Valuation date is 9/30/03. Cash flows discounted to present applying the full year convention.

(b) 2003 to 2008 per management estimates.

(c) EBIAT is defined as earnings before interest after tax.

(d) 2003 free cash flow has been pro rated for portion of fiscal year remaining from the valuation date of 9/30/03.

(e) Based on weighted average cost of capital of comparable companies.

(f) Per balance sheet dated 6/30/03.

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DRAFT FOR INTERNAL USE ONLY STANDALONE ANALYSIS

DISCOUNTED CASH FLOW—CASTLE PROJECTIONS

Income Statement Items

(US$ in millions, except per share data)

	Historical			Projected (a)
	2000	2001	2002	2003	2004	2005	2006	2007	2008
Revenues	$95.2	$94.9	$99.5	$107.8	$116.0	$124.5	$133.7	$143.7	$154.5
%Growth	2.4%	(0.3)%	4.8%	8.4%	7.6%	7.3%	7.4%	7.5%	7.5%

EBITDA	$6.6	$2.5	$6.8	$10.2	$12.2	$16.3	$18.3	$22.5	$26.8
%of Revenues	7.0%	2.6%	6.8%	9.4%	10.5%	13.1%	13.7%	15.6%	17.4%

EBIT	$2.7	$(1.4)	$2.3	$6.0	$8.4	$13.0	$15.3	$19.5	$23.8
%of Revenues	2.8%	(1.4)%	2.3%	5.6%	7.3%	10.4%	11.4%	13.5%	15.4%

Net Income	$4.6	$1.3	$2.8	$5.5	$7.4	$10.2	$11.1	$14.1	$17.3
%of Revenues	4.9%	1.3%	2.8%	5.1%	6.4%	8.2%	8.3%	9.8%	11.2%

Cash Flow Items

(US$ in millions, except per share data)

	Historical			Projected (a)
	2000	2001	2002	2003	2004	2005	2006	2007	2008
Capital Expenditures	$1.0	$2.9	$4.1	$3.2	$3.0	$3.0	$3.0	$3.0	$3.0
%of Revenues	1.1%	3.1%	4.1%	3.0%	2.6%	2.4%	2.2%	2.1%	1.9%

Depreciation and Amortization	$4.0	$3.8	$4.4	$4.1	$3.8	$3.3	$3.0	$3.0	$3.0
%of Revenues	4.2%	4.0%	4.5%	3.8%	3.2%	2.6%	2.2%	2.1%	1.9%

Changes in Working Capital	NA	NA	$(1.2)	$1.3	$(0.4)	$(0.2)	$(0.4)	$(0.5)	$(0.5)
%of Change in Revenues	NA	NA	(25.6)%	15.8%	(4.4)%	(2.6)%	(4.1)%	(4.5)%	(4.4)%

Free Cash Flow(b)				$1.1	$7.7	$9.3	$9.7	$12.3	$15.0
%of Revenues				1.0%	6.6%	7.5%	7.2%	8.6%	9.7%

(a)	CY2000-2002 per public filings; 2003 to 2008 per management estimates (the “Management Projections”).
(b)	2003 Free Cash Flow reflects quarter year free cash flow used in valuation

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STRATEGIC COMBINATION ANALYSIS

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PRECEDENT TRANSACTION ANALYSIS

Comparable M&A Transactions(a)

(US$ in millions)

	Date Ann.	Target Name	Acquiror Name	Consideration	Ent. Value	LTM Rev. Mult.		1-Day Prem.	30-Day Prem.
1	08/12/03	Broad Daylight	Primus Knowledge Solutions	Cash and Stock	$3	NA		NA	NA
2	04/29/03	Divine software assets	Golden Gate Capital/Fatwire	Cash	30	0.3	x	NA	NA
3	04/24/03	SpeechWorks International	ScanSoft	Stock	128	3.3		85%	85%
4	02/26/03	Eyretel	Witness Systems	Stock	23	0.3		20%	133%
5	11/06/02	Syntellect	Enghouse Systems	Cash	8	0.2		243%	167%
6	07/31/02	Thales Contact Solutions	Nice Systems	Cash and Stock	56	0.8		NA	NA
7	05/29/02	Telera	Alcatel	Stock	136	NA		NA	NA
8	03/12/02	Delano Technology	Divine	Cash and Stock	23	1.3		7%	(13)%
9	01/10/02	CELLIT	Davox	Cash and Stock	17	3.0		NA	NA
			Median			0.8	x	53%	109%
			Castle @$11.50 per share		$110	1.1	x	24%	35%

LTM Software M&A Transactions $80—150 Million(a) (US$ in millions)

	Date Ann.	Target Name	Acquiror Name	Consideration	Ent. Value	LTM Rev Mult		1-Day Prem.	30-Day Prem.
1	08/06/03	iManage	Interwoven	Cash and Stock	133	3.1		24%	26%
2	08/04/03	Mercator Software	Ascential Software	Cash	98	1.0		22%	97%
3	07/23/03	Brio Software	Hyperion	Cash and Stock	122	1.2		14%	58%
4	07/16/03	Timberline	Sage Group	Cash	92	1.5		33%	41%
5	07/10/03	Sherwood International	Sungard Data Systems	Cash	105	1.2		35%	37%
6	06/03/03	Baan	SSA Global Technologies	Cash	135	0.5		NA	NA
7	04/24/03	SpeechWorks International	ScanSoft	Stock	128	3.3		85%	85%
8	04/04/03	Entercept Security Technologies	Network Associates	Cash	120	12.0		NA	NA
9	04/03/03	Elite Information Group	Thomson	Cash	97	1.2		40%	43%
10	04/01/03	IntruVert	Network Associates	Cash	100	15.0		NA	NA
11	02/18/03	AltaVista	Overture	Cash and Stock	140	5.4		NA	NA
12	02/05/03	H.T.E.	SunGard Data Systems	Cash	97	1.4		48%	44%
13	01/21/03	Caminus	SunGard Data Systems	Cash	112	1.3		260%	235%
14	10/28/02	Infinium Software	SSA Global Technologies	Cash	95	1.4		21%	46%
15	10/03/02	eRoom Technology	Documentum	Cash and Stock	119	3.1		NA	NA
16	09/03/02	Access360	IBM	Cash	128	10.0		NA	NA
			Median		$112	1.4	x	34%	45%

(a)	Per SDC, company press releases and SEC filings

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ARCHER

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DRAFT FOR INTERNAL USE ONLY ARCHER

SENSITIVITY ANALYSIS—100% STOCK

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Implied Exchange Ratio	1.1044	x	1.4128	x	1.4742	x	1.5356	x	1.5971	x	1.6585	x	1.7199	x
Castle Pro Forma Ownership (based on Treasury Stock Method)	14.4%		18.3%		19.1%		19.8%		20.6%		21.3%		22.0%
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Archer Shares Issued to Castle	12.7		16.9		17.8		18.7		19.6		20.5		21.3
Pro Forma Shares Outstanding at Close	88.3		92.6		93.5		94.3		95.2		96.1		97.0
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Trading Day Exchange Ratio (1.1044 x)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Exchange Ratio (1.1451 x)	(4)%		23%		29%		34%		39%		45%		50%
90 Trading Day Moving Average Exchange Ratio (1.5644 x)	(29)%		(10)%		(6)%		(2)%		2%		6%		10%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion /(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.02		$0.00		$(0.00)		$(0.00)		$(0.01)		$(0.01)		$(0.01)
%Accretion/(Dilution)	4.5%		0.3%		(0.5)%		(1.3)%		(2.0)%		(2.8)%		(3.5)%
Surplus/(Pre-tax synergies required for breakeven)	$2.3		$0.2		$(0.3)		$(0.7)		$(1.1)		$(1.6)		$(2.0)

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DRAFT FOR INTERNAL USE ONLY ARCHER

SENSITIVITY ANALYSIS—50% STOCK

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Implied Exchange Ratio	0.5522	x	0.7064	x	0.7371	x	0.7678	x	0.7985	x	0.8292	x	0.8600	x
Castle Pro Forma Ownership (based on Treasury Stock Method)	7.7%		10.1%		10.5%		11.0%		11.5%		11.9%		12.4%
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Archer Shares Issued to Castle	6.3		8.5		8.9		9.3		9.8		10.2		10.7
Pro Forma Shares Outstanding at Close	82.0		84.1		84.5		85.0		85.4		85.9		86.3
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Closing Price ($8.99)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Price ($8.92)	1%		29%		34%		40%		46%		51%		57%
90 Trading Day Moving Average Price ($7.33)	23%		57%		64%		71%		77%		84%		91%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.04		$0.03		$0.03		$0.03		$0.02		$0.02		$0.02
%Accretion/(Dilution)	11.3%		8.3%		7.8%		7.2%		6.6%		6.0%		5.5%
Surplus/(Pre-tax synergies required for breakeven)	$5.5		$4.1		$3.8		$3.6		$3.3		$3.0		$2.8

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DRAFT FOR INTERNAL USE ONLY ARCHER

SENSITIVITY ANALYSIS—100% CASH(a)

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Archer Shares Issued to Castle	0.0		0.0		0.0		0.0		0.0		0.0		0.0
Pro Forma Shares Outstanding at Close	75.6		75.6		75.6		75.6		75.6		75.6		75.6
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Closing Price ($8.99)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Price ($8.92)	1%		29%		34%		40%		46%		51%		57%
90 Trading Day Moving Average Price ($7.33)	23%		57%		64%		71%		77%		84%		91%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.05		$0.03		$0.03		$0.03		$0.02		$0.02		$0.02
%Accretion/(Dilution)	12.3%		8.8%		8.1%		7.4%		6.6%		5.9%		5.2%
Surplus/(Pre-tax synergies required for breakeven)	$5.5		$3.9		$3.6		$3.3		$2.9		$2.6		$2.3

(a)	100% Cash scenario assumes 50% of transaction financed from existing cash and 50% financed through debt with an interest rate of 7.5%.

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AVIGNON

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DRAFT FOR INTERNAL USE ONLY AVIGNON

SENSITIVITY ANALYSIS—100% STOCK

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Implied Exchange Ratio	0.8562	x	1.0952	x	1.1429	x	1.1905	x	1.2381	x	1.2857	x	1.3333	x
Castle Pro Forma Ownership (based on Treasury Stock Method)	2.5%		3.3%		3.5%		3.6%		3.8%		3.9%		4.1%
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Avignon Shares Issued to Castle	9.8		13.1		13.8		14.5		15.2		15.9		16.5
Pro Forma Shares Outstanding at Close	396.1		399.4		400.1		400.7		401.4		402.1		402.8
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Trading Day Exchange Ratio (0.8562 x)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Exchange Ratio (0.9554 x)	(10)%		15%		20%		25%		30%		35%		40%
90 Trading Day Moving Average Exchange Ratio (1.0352 x)	(17)%		6%		10%		15%		20%		24%		29%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.01		$0.01		$0.01		$0.01		$0.01		$0.01		$0.00
%Accretion/(Dilution)	3.1%		2.5%		2.4%		2.2%		2.1%		2.0%		1.9%
Surplus/(Pre-tax synergies required for breakeven)	$5.0		$4.0		$3.9		$3.7		$3.5		$3.3		$3.1

15

DRAFT FOR INTERNAL USE ONLY AVIGNON

SENSITIVITY ANALYSIS—50% STOCK

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Implied Exchange Ratio	0.4281	x	0.5476	x	0.5714	x	0.5952	x	0.6190	x	0.6429	x	0.6667	x
Castle Pro Forma Ownership (based on Treasury Stock Method)	1.3%		1.7%		1.8%		1.8%		1.9%		2.0%		2.1%
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Avignon Shares Issued to Castle	4.9		6.6		6.9		7.2		7.6		7.9		8.3
Pro Forma Shares Outstanding at Close	391.2		392.8		393.2		393.5		393.8		394.2		394.5
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Closing Price ($8.99)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Price ($8.92)	1%		29%		34%		40%		46%		51%		57%
90 Trading Day Moving Average Price ($7.33)	23%		57%		64%		71%		77%		84%		91%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.01		$0.01		$0.01		$0.01		$0.01		$0.01		$0.01
%Accretion/(Dilution)	3.7%		3.2%		3.1%		3.0%		2.9%		2.8%		2.7%
Surplus/(Pre-tax synergies required for breakeven)	$5.9		$5.2		$5.0		$4.9		$4.7		$4.6		$4.4

16

DRAFT FOR INTERNAL USE ONLY AVIGNON

SENSITIVITY ANALYSIS—100% CASH

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Avignon Shares Issued to Castle	0.0		0.0		0.0		0.0		0.0		0.0		0.0
Pro Forma Shares Outstanding at Close	386.2		386.2		386.2		386.2		386.2		386.2		386.2
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Closing Price ($8.99)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Price ($8.92)	1%		29%		34%		40%		46%		51%		57%
90 Trading Day Moving Average Price ($7.33)	23%		57%		64%		71%		77%		84%		91%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.01		$0.01		$0.01		$0.01		$0.01		$0.01		$0.01
%Accretion/(Dilution)	4.3%		3.9%		3.9%		3.8%		3.7%		3.7%		3.6%
Surplus/(Pre-tax synergies required for breakeven)	$6.8		$6.3		$6.2		$6.1		$5.9		$5.8		$5.7

17

DRAFT FOR INTERNAL USE ONLY

NORMANDY

18

DRAFT FOR INTERNAL USE ONLY NORMANDY

SENSITIVITY ANALYSIS—100% STOCK

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Implied Exchange Ratio	0.6128	x	0.7839	x	0.8180	x	0.8521	x	0.8862	x	0.9202	x	0.9543	x
Castle Pro Forma Ownership (based on Treasury Stock Method)	30.0%		36.4%		37.6%		38.7%		39.8%		40.8%		41.9%
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Normandy Shares Issued to Castle	7.0		9.4		9.9		10.4		10.9		11.4		11.8
Pro Forma Shares Outstanding at Close	23.5		25.8		26.3		26.8		27.3		27.8		28.3
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Trading Day Exchange Ratio (0.6128 x)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Exchange Ratio (0.5967 x)	3%		31%		37%		43%		49%		54%		60%
90 Trading Day Moving Average Exchange Ratio (0.5035 x)	22%		56%		62%		69%		76%		83%		90%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.00		$(0.08)		$(0.10)		$(0.11)		$(0.13)		$(0.14)		$(0.15)
% Accretion/(Dilution)	0.3%		(7.5)%		(8.9)%		(10.3)%		(11.6)%		(12.9)%		(14.2)%
Surplus/(Pre-tax synergies required for breakeven)	$0.1		$(2.7)		$(3.3)		$(3.8)		$(4.4)		$(4.9)		$(5.5)

19

DRAFT FOR INTERNAL USE ONLY NORMANDY

SENSITIVITY ANALYSIS—50% STOCK

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Implied Exchange Ratio	0.3064	x	0.3920	x	0.4090	x	0.4260	x	0.4431	x	0.4601	x	0.4772	x
Castle Pro Forma Ownership (based on Treasury Stock Method)	17.6%		22.2%		23.1%		24.0%		24.8%		25.7%		26.5%
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Normandy Shares Issued to Castle	3.5		4.7		4.9		5.2		5.4		5.7		5.9
Pro Forma Shares Outstanding at Close	20.0		21.1		21.4		21.6		21.9		22.1		22.4
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Closing Price ($8.99)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Price ($8.92)	1%		29%		34%		40%		46%		51%		57%
90 Trading Day Moving Average Price ($7.33)	23%		57%		64%		71%		77%		84%		91%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.17		$0.10		$0.08		$0.07		$0.06		$0.05		$0.04
%Accretion/(Dilution)	15.5%		9.1%		7.9%		6.7%		5.5%		4.4%		3.3%
Surplus/(Pre-tax synergies required for breakeven)	$4.3		$2.7		$2.3		$2.0		$1.7		$1.3		$1.0

20

DRAFT FOR INTERNAL USE ONLY NORMANDY

SENSITIVITY ANALYSIS—100% CASH(a)

Sensitivity Analysis

(US$ in millions, except per share data)

Acquisition Structure	Castle At Market
Offer Price/Share for Castle	$8.99		$11.50		$12.00		$12.50		$13.00		$13.50		$14.00
New Normandy Shares Issued to Castle	0.0		0.0		0.0		0.0		0.0		0.0		0.0
Pro Forma Shares Outstanding at Close	16.4		16.4		16.4		16.4		16.4		16.4		16.4
Transaction Equity Value	$103		$138		$145		$152		$159		$167		$174
Transaction Enterprise Value	$77		$111		$118		$125		$133		$140		$147

Premiums based on:
Last Closing Price ($8.99)	—		28%		33%		39%		45%		50%		56%
30 Trading Day Moving Average Price ($8.92)	1%		29%		34%		40%		46%		51%		57%
90 Trading Day Moving Average Price ($7.33)	23%		57%		64%		71%		77%		84%		91%

Castle Implied Acquisition Multiples
Enterprise Value/CY 2003E Revenues	0.7	x	1.0	x	1.1	x	1.2	x	1.2	x	1.3	x	1.4	x
Enterprise Value/CY 2004E Revenues	0.7	x	1.0	x	1.0	x	1.1	x	1.1	x	1.2	x	1.3	x
CY 2003E P/E	20	x	26	x	27	x	28	x	29	x	30	x	31	x
CY 2004E P/E	16	x	21	x	22	x	22	x	23	x	24	x	25	x

Accretion/(Dilution) with estimated synergies
CY 2004E—Adjusted for Closing Date
Per Share Accretion/(Dilution)	$0.26		$0.18		$0.17		$0.15		$0.14		$0.12		$0.11
%Accretion/(Dilution)	23.7%		17.0%		15.6%		14.2%		12.8%		11.4%		10.0%
Surplus/(Pre-tax synergies required for breakeven)	$5.5		$3.9		$3.6		$3.3		$2.9		$2.6		$2.3

(a)	100% Cash scenario assumes 50% of transaction financed from existing cash and 50% financed through debt with an interest rate of 7.5%.

21

DRAFT FOR INTERNAL USE ONLY

LEVERAGED BUYOUT ANALYSIS

22

DRAFT FOR INTERNAL USE ONLY LEVERAGED BUYOUT ANALYSIS

LEVERAGED BUYOUT TRANSACTION SUMMARY(a)

CASTLE MBO Sources and Uses of Funds

(Dollars in millions)

Assumes Transaction Closes 12/31/03

Sources		% of Total
Cash	30.0	21.2%
Revolving Credit	0.0	0.0%
Senior Notes	35.0	24.8%
Senior Sub-Debt	0.0	0.0%
Mgt Rollover	8.8	6.2%
Preferred Equity	0.0	0.0%
Common Equity	67.6	47.8%

Total Sources	$141.3	100.0%

Uses		% of Total
Increase in Cash	—	0.0%
Refinance Debt	0.4	0.3%
Acquisition of CASTLE Stock	137.9	97.6%
Transaction Fees	3.0	2.1%

Total Uses	$141.3	100.0%

CASTLE MBO Assumptions

Interest Rates	PIK	Int. Rate	Ownership.
Cash Balances		1.5%	0.0%
Revolving Credit		6.5%	0.0%
Senior Notes		11.5%	0.0%
Senior Sub-Debt		14.0%	0.0%
Preferred Equity		10.0%	0.0%

Castle Fully-Diluted Shares		12.0
Price per Share		$11.50

Mgt Equity(b)		0.8	MM Shares
Mgt Rollover as %of Mgt Equity		100%

Acquisition Multiples

Enterprise Value as a Multiple of
2003E Revenue	1.00	x
2004E Revenue	0.93

2003E EBITDA	10.7	x
2004E EBITDA	8.9

CASTLE Transaction Overview

(Dollars in millions)

Fiscal Year Ending December 31,

Hist	Projected
2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013
Net Sales	$107.8	$116.0	$124.5	$133.7	$143.7	$154.5	$169.9	$186.9	$205.6	$226.2	$248.8
EBITDA	10.2	12.2	16.3	18.3	22.5	26.8	31.3	36.4	42.0	48.3	55.3
Operating Income	4.3	6.7	11.2	15.3	19.5	23.8	28.0	32.7	38.0	43.9	50.4

Total Debt	$—	$30.5	$23.7	$15.7	$4.7	$—	$—	$—	$—	$—	$—
Total Net Debt	—	30.5	23.7	15.7	4.7	(9.8)	(27.2)	(47.6)	(71.5)	(99.1)	(131.0)

Total Debt/EBITDA	2.5	x	1.5	x	0.9	x	0.2	x	0.0	x	0.0	x	0.0	x	0.0	x	0.0	x	0.0	x
Total Debt/EBITDA—Capex	3.3	1.8	1.0	0.2	0.0	0.0	0.0	0.0	0.0	0.0
EBITDA/Cash Interest Expense	3.0	4.6	6.7	12.4	49.6	NM	NM	NM	NM	NM
EBITDA—Cap. Ex./Cash Interest	2.3	3.8	5.6	10.7	44.1	NM	NM	NM	NM	NM

Senior Debt/Total Capitalization	30.6%	24.3%	16.2%	4.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Senior Debt/Initial Senior Debt	87.2%	67.6%	45.0%	13.4%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Debt/Total Capitalization	30.6%	24.3%	16.2%	4.9%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

Returns to Senior Notes
EBITDA Exit Multiple:	6.0	x	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%
7.0	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%
8.0	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%
Returns to Common Equity
EBITDA Exit Multiple:	6.0	x	4.6%	11.6%	17.8%	20.4%	21.3%	21.6%	21.6%	21.5%	21.2%	NM
7.0	15.5%	18.4%	22.6%	24.0%	24.1%	23.9%	23.5%	23.1%	22.6%	NM
8.0	25.5%	24.5%	26.9%	27.2%	26.6%	25.9%	25.2%	24.5%	23.8%	NM

(a)	Based on financing assumptions set forth in Guard’s offer model.
(b)	Management equity based on management owned shares outstanding plus shares from management options. Management options-related shares are estimated based on the assumption that management has the same percentage of “in the money” options as total outstanding options with a strike price equal to the weighted average strike price of “in the money” options.

23

DRAFT FOR INTERNAL USE ONLY

APPENDIX

24

DRAFT FOR INTERNAL USE ONLY

MANAGEMENT’S PROJECTION MODEL

25

DRAFT FOR INTERNAL USE ONLY MANAGEMENT’S PROJECTION MODEL

MANAGEMENT’S PROJECTION MODEL

	Pro Forma* FY’02 Actual		FY’03 Forecast		FY’04 Forecast		FY’05 Forecast		FY’06 Forecast		FY’07 Forecast		FY’08 Forecast
Product Revenue	$46,214	46.5%	$49,012	45.5%	$54,250	46.8%	$59,675	47.9%	$65,643	49.1%	$72,207	50.3%	$79,427	51.4%

Professional Services	14,540		18,148		19,044		19,996		20,996		22,045		23,148
Maintenance	38,736		40,673		42,706		44,842		47,084		49,438		51,910

Service Revenue	53,276	53.5%	58,821	54.5%	61,750	53.2%	64,838	52.1%	68,079	50.9%	71,483	49.7%	75,058	48.6%

Total Revenue	99,490	100.0%	107,833	100.0%	116,000	100.0%	124,513	100.0%	133,722	100.0%	143,690	100.0%	154,485	100.0%

Product Margin	36,901	79.8%	38,267	78.1%	42,586	78.5%	47,740	80.0%	52,842	80.5%	58,487	81.0%	64,733	81.5%
Service Margin	26,293	49.4%	28,091	47.8%	29,949	48.5%	32,419	50.0%	34,720	51.0%	36,814	51.5%	39,030	52.0%

Gross Margin	63,194	63.5%	66,358	61.5%	72,535	62.5%	80,159	64.4%	87,563	65.5%	95,301	66.3%	103,763	67.2%

Operating Expenses:
Development	16,412	16.5%	16,041	14.9%	16,522	14.2%	17,018	13.7%	17,528	13.1%	18,054	12.6%	18,596	12.0%
Sales	25,333	25.5%	24,655	22.9%	25,520	22.0%	27,051	21.7%	28,674	21.4%	30,395	21.2%	32,522	21.1%
Marketing	4,918	4.9%	5,107	4.7%	6,384	5.5%	6,894	5.5%	7,584	5.7%	8,342	5.8%	9,177	5.9%
G&A	15,892	16.0%	16,292	15.1%	17,432	15.0%	17,955	14.4%	18,494	13.8%	19,049	13.3%	19,620	12.7%

Total Operating Expenses	62,555	62.9%	62,095	57.6%	65,858	56.8%	68,919	55.4%	72,281	54.1%	75,840	52.8%	79,915	51.7%

Operating income/(loss)	639	0.6%	4,263	4.0%	6,677	5.8%	11,240	9.0%	15,282	11.4%	19,461	13.5%	23,848	15.4%

Other income	839	0.8%	682	0.6%	825	0.7%	1,406	1.1%	1,781	1.3%	2,240	1.6%	2,794	1.8%

Income/(loss) before taxes	1,478	1.5%	4,945	4.6%	7,502	6.5%	12,646	10.2%	17,063	12.8%	21,701	15.1%	26,642	17.2%

Tax provision/(benefit)	370	0.4%	1,248	1.2%	1,875	1.6%	4,173	3.4%	5,972	4.5%	7,595	5.3%	9,325	6.0%

Net income/(loss)	$1,109	1.1%	$3,697	3.4%	$5,626	4.9%	$8,473	6.8%	$11,091	8.3%	$14,105	9.8%	$17,318	11.2%

Diluted EPS	$0.09		$0.31		$0.46		$0.64		$0.78		$0.92		$1.06

Weighted average shares	12,177		11,791		12,300		13,300		14,300		15,300		16,300

EBITDA:
Net income	$1,109		$3,697		$5,626		$8,473		$11,091		$14,105		$17,318
Less: Interest/other income	(839)		(682)		(825)		(1,406)		(1,781)		(2,240)		(2,794)
Add: Taxes	370		1,248		1,875		4,173		5,972		7,595		9,325
Add: Depreciation	4,432		4,143		3,750		3,250		3,000		3,000		3,000
Add: Amortization	1,692		1,764		1,764		1,764		0		0		0

	$6,763	6.8%	$10,170	9.4%	$12,191	10.5%	$16,254	13.1%	$18,282	13.7%	$22,461	15.6%	$26,848	17.4%

26